Exhibit 99.1

POST OFFICE BOX 787 LEBANON, TENNESSEE 37088-0787

Investor Contact:	Lawrence E. Hyatt (615) 235-4432

Media Contact:	Julie K. Davis (615) 443-9266
CRACKER BARREL ANNOUNCES LEADERSHIP TRANSITION
AND ADDITION TO BOARD OF DIRECTORS
—	Sandra B. Cochran, President and COO, Named President and CEO and a Director Effective September 12, 2011

—	Michael A. Woodhouse, Chairman and CEO, To Become Executive Chairman

—	James W. Bradford, Dean of Vanderbilt University’s Owen Graduate School of Management, Appointed to Board
LEBANON, Tenn. — August 1, 2011 — Cracker Barrel Old Country Store, Inc. (Nasdaq: CBRL) announced today a series of changes to its management and Board, continuing its process of transitioning its executive leadership team and Board of Directors for the future.
•	Sandra B. Cochran, currently President and Chief Operating Officer, a post she has held since November 2010, has been named President and Chief Executive Officer, effective September 12, 2011, at which time she is also slated to become a member of the Board of Directors. Ms. Cochran joined Cracker Barrel in April 2009 as Executive Vice President and Chief Financial Officer after serving in executive positions, including as Chief Executive Officer of Books-A-Million, the nation’s third largest book retailer.

•	Michael A. Woodhouse, currently Chairman and Chief Executive Officer, will become Executive Chairman, effective upon Ms. Cochran becoming Chief Executive Officer. He has been Chairman of the Board since November 2004 and Chief Executive Officer since August 2001. He joined Cracker Barrel in 1995 as Senior Vice President and CFO.
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Cracker Barrel Announces Leadership Transition and Addition to Board of Directors

August 1, 2011
•	James W. Bradford has been appointed to the Company’s Board of Directors, effective immediately. Mr. Bradford is dean and Ralph Owen Professor for the Practice of Management at Vanderbilt University’s Owen Graduate School of Management. An experienced corporate executive, Bradford previously served as President and Chief Executive Officer of United Glass Corporation, a consolidation of glass fabricators in the United States and Canada, from 1999 to 2001 and as President and Chief Executive Officer of AFG Industries Inc., North America’s largest vertically integrated glass manufacturing and fabrication company, from 1992 to 1999, after joining that company in 1984 as general counsel following 11 years in private practice.

•	Directors Robert C. Hilton and Jimmie D. White have informed the Company that they do not intend to stand for re-election at the 2011 Annual Meeting. They have served on the Board for 30 and 18 years, respectively.
“These changes are the outcome of a deliberate succession process over the past two years to prepare Cracker Barrel to continue the successes of the past five years under a new generation of leadership,” said Mr. Woodhouse. “The appointments we announced today follow our naming of a new Chief Financial Officer, Lawrence E. Hyatt, in January, and a new director, Coleman Peterson, in June. These changes are designed to ensure that Cracker Barrel is well positioned to capitalize on our Company’s significant strengths and opportunities as we manage through a challenging consumer environment and build for the future.
“We thank Bob and Jimmie for their years of valuable service, during which Cracker Barrel solidified its consumer franchise, expanded its reach and returned significant value to shareholders.”
Ms. Cochran added, “Cracker Barrel is well positioned with a powerful brand and a track record of pleasing people with a unique family restaurant and retail experience. I am delighted to have the opportunity to lead this company forward, build on this record and continue to reward our shareholders. I will outline our business plan for 2012 and discuss our key initiatives when we report fourth quarter earnings on September 13.”
Additional Background on Sandra B. Cochran
Cochran served for five years as CEO at Birmingham, Alabama-based Books-A-Million, beginning in 2004. She also served as that company’s President from 1999 to 2004 and as its Chief Financial Officer from 1993 to 1999. Cochran holds a chemical engineering degree from Vanderbilt University and a master of business administration from Pacific Lutheran University. Following
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Cracker Barrel Announces Leadership Transition and Addition to Board of Directors

August 1, 2011
graduation from Vanderbilt, she entered the United States Army where she served as a captain in the Ninth Infantry Division.
About Cracker Barrel
Cracker Barrel Old Country Store® restaurants provide a friendly home-away-from-home in its old country stores and restaurants. Guests are cared for like family while relaxing and enjoying real home-style food and shopping that’s surprisingly unique, genuinely fun and reminiscent of America’s country heritage...all at a fair price. The restaurants serve up delicious, home-style country food such as meatloaf and homemade chicken n’ dumplins as well as the Company’s signature biscuits using an old family recipe. The authentic old country retail store is fun to shop and offers unique gifts and self-indulgences.
Cracker Barrel Old Country Store, Inc. (Nasdaq: CBRL) was established in 1969 in Lebanon, Tenn. and operates 603 company-owned locations in 42 states. Every Cracker Barrel unit is open seven days a week with hours Sunday through Thursday, 6 a.m. — 10 p.m., and Friday and Saturday, 6 a.m. — 11 p.m. For more information, visit: crackerbarrel.com.
Except for specific historical information, certain of the matters discussed in this press release may express or imply projections of revenues or expenditures, statements of plans and objectives or future operations or statements of future economic performance. These, and similar statements are forward-looking statements concerning matters that involve risks, uncertainties and other factors which may cause the actual performance of Cracker Barrel Old Country Store, Inc. and its subsidiaries to differ materially from those expressed or implied by this discussion. All forward-looking information is subject to completion of our financial procedures for Q4 FY11 and is provided pursuant to the safe harbor established under the Private Securities Litigation Reform Act of 1995 and should be evaluated in the context of these factors. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “trends,” “assumptions,” “target,” “guidance,” “outlook,” “opportunity,” “future,” “plans,” “goals,” “objectives,” “expectations,” “near-term,” “long-term,” “projection,” “may,” “will,” “would,” “could,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “potential,” “regular,” “should,” “projects,” “forecasts,” or “continue” (or the negative or other derivatives of each of these terms) or similar terminology and include the expected effects of operational improvement initiatives, such as new menu items and retail offerings. Factors which could materially affect actual results include, but are not limited to: the effects of uncertain consumer confidence, higher costs for energy, general or regional economic weakness, weather on sales and customer travel, discretionary income or personal expenditure activity of our customers; our ability to identify, acquire and sell successful new lines of retail merchandise and new menu items at our restaurants; our ability to sustain or the effects of plans intended to improve operational or marketing execution and performance; changes in or implementation of additional governmental or regulatory rules, regulations and interpretations affecting tax, wage and hour matters, health and safety, pensions, insurance or other undeterminable areas; the effects of plans intended to promote or protect our brands and products; commodity price increases; the ability of and cost to us to recruit, train, and retain qualified hourly and management employees in an escalating wage environment; the effects of increased competition at our locations on sales and on labor recruiting, cost, and retention; workers’ compensation, group health and utility price changes; consumer behavior based
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Cracker Barrel Announces Leadership Transition and Addition to Board of Directors

August 1, 2011
on negative publicity or concerns over nutritional or safety aspects of our food or products or those of the restaurant industry in general, including concerns about pandemics, as well as the possible effects of such events on the price or availability of ingredients used in our restaurants; the effects of our substantial indebtedness and associated restrictions on our financial and operating flexibility and ability to execute or pursue our operating plans and objectives; changes in interest rates or capital market conditions affecting our financing costs and ability to refinance all or portions of our indebtedness; the effects of business trends on the outlook for individual restaurant locations and the effect on the carrying value of those locations; our ability to retain key personnel; the availability and cost of suitable sites for restaurant development and our ability to identify those sites; changes in land, building materials and construction costs; the actual results of pending, future or threatened litigation or governmental investigations and the costs and effects of negative publicity associated with these activities; practical or psychological effects of natural disasters or terrorist acts or war and military or government responses; disruptions to our restaurant or retail supply chain; changes in foreign exchange rates affecting our future retail inventory purchases; implementation of new or changes in interpretation of existing accounting principles generally accepted in the United States of America (“GAAP”); and other factors described from time to time in our filings with the Securities and Exchange Commission, press releases, and other communications.
Any forward-looking statement made by us herein, or elsewhere, speaks only as of the date on which made. We expressly disclaim any intent, obligation or undertaking to update or revise any forward-looking statements made herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.
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